EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-79561),
(2) Registration Statement (Form S-8 No. 333-82805),
(3) Registration Statement (Form S-8 No. 333-51188),
(4) Registration Statement (Form S-8 No. 333-51190),
(5) Registration Statement (Form S-8 No. 333-51192),
(6) Registration Statement (Form S-8 No. 333-103625),
(7) Registration Statement (Form S-8 No. 333-103626),
(8) Registration Statement (Form S-8 No. 333-132281), and
(9) Registration Statement (Form S-8 No. 333-154168

of our reports dated April 29, 2009, with respect to the consolidated financial statements and schedule of Nu Horizons Electronics Corp. and the effectiveness of internal control over financial reporting of Nu Horizons Electronics Corp., included in this Annual Report (Form 10-K) for the year ended February 28, 2009.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Melville, New York
April 29, 2009

EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement numbers 333-79561, 333-82805, 333-51188, 333-51190, 333-51192, 333-103625, 333-103626, 333-132281, and 333-154168 on Form S-8 of our opinion dated May 7, 2007 (November 21, 2007 as to the effects of the restatement discussed in Note 2), on the consolidated financial statements of Nu Horizons Electronics Corp. and subsidiaries, as of February 28, 2007 and for the year ended February 28, 2007 included in the Corporation’s annual report on Form 10-K for the fiscal year ended February 28, 2009.

/s/LAZAR LEVINE & FELIX LLP
Certified Public Accountants

New York, New York
April 29, 2009